Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Overview

On February 27, 2026 (the “Closing Date”), Knightscope, Inc., a Delaware corporation (the “Company” or “Knightscope”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Event Risk LLC, an Indiana limited liability company (“Event Risk”), and Eric Rose (the “Seller”), pursuant to which Knightscope acquired all of the issued and outstanding membership interests of Event Risk (the “Acquired Interests”).

Pursuant to the Purchase Agreement, the aggregate consideration for the acquisition of Event Risk includes a closing cash payment of $5.0 million, the assumption and full discharge of approximately $1.1 million in indebtedness, and the issuance of 1,724,418 shares of Knightscope Class A Common Stock. The agreement also stipulates deferred cash payments totaling $4.0 million, to be paid in quarterly installments of $0.5 million from March 31, 2027, through December 31, 2028. Additionally, the transaction provides for potential contingent consideration, which includes (i) up to $2.0 million in Earn-Out Payments tied to 2026 revenue and gross margin percentage thresholds, (ii) Cash Revenue Share Payments for 2027-2031 capped at an aggregate of $10.0 million, and (iii) potential Equity Revenue Share Issuances capped at the lesser of 2.5% of fully diluted shares outstanding or $3.0 million in grant-date value. These contingent considerations are defined in the Purchase Agreement and incorporated herein by reference.

For purposes of this filing, the Purchase Agreement is referred to as the "Transaction".

Unaudited Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements of operations have been derived from the Company’s historical consolidated financial statements and are presented to give effect to the Transaction. A pro forma condensed combined balance sheet as of March 31, 2026 is not provided because the Transaction is already reflected in the Company’s unaudited interim condensed consolidated balance sheet included in the Form 10-Q for the period ended March 31, 2026 filed on May 15, 2026. Additionally, all relevant adjustments that would be expected in the pro forma balance sheet are clearly disclosed in the Form 10-Q.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 give effect to the Transaction as if it had occurred on January 1, 2025.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined statements of operations reflect non-recurring transaction charges directly related to the Transaction that the combined company has incurred in furtherance of consummation of the Transaction, as well as transaction costs incurred, but not yet recorded, subsequent to March 31, 2026. Further, the tax rate used for these unaudited pro forma condensed combined financial statements is an estimated effective tax rate, which will likely vary from the actual effective rate in periods subsequent to the completion of the Transaction.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“US GAAP”). The Company has been treated as the “accounting acquirer” and Event Risk as the “accounting acquiree” in the Transaction for accounting and financial reporting purposes. The pro forma adjustments are based upon the information currently available and certain assumptions and estimates that the Company believes are reasonable as of the date hereof as described in the accompanying notes. The following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, are based on the historical financial statements of Knightscope and Event Risk. These unaudited pro forma condensed combined financial statements and information are provided for illustrative and informational purposes only. They do not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transaction been completed as of the assumed date or for the periods presented, or which may be realized in the future, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

An updated determination of the fair value of Event Risk’s assets acquired and liabilities assumed will be performed within one year of closing of the Transaction. The final purchase price allocation may be materially different from the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase price allocated to goodwill, and other assets and liabilities, which may impact the combined entity’s balance sheet and statement of operations. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined entity’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies, or revenue enhancements that the combined entity may achieve as a result of the Transaction or the costs necessary to achieve any such cost savings, operating synergies, or revenue enhancements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

●	accompanying notes to the unaudited pro forma condensed combined financial statements;
●	unaudited historical financial statements of the Company as of and for the three months ended March 31, 2026;
●	audited historical financial statements of the Company as of and for the year ended December 31, 2025;
●	audited historical consolidated financial statements of Event Risk, Inc. as of and for the years ended December 31, 2025 and 2024 included in Exhibit 99.1 in the Form 8-K/A filed with the Securities and Exchange Commission on May 15, 2026.

KNIGHTSCOPE, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2026

(in thousands, except per share amounts)

	Knightscope, Inc.	Event Risk, Inc.	Pro Forma
		Historical
		January 1
	Historical	through	Transaction		Pro Forma
	March 31,	February 26,	Accounting		Combined
	2026	2026	Adjustments	Note	Company
Revenue, net
Service	$4,172	$3,946	$—		$8,118
Product	1,844	—	—		1,844
Total revenue, net	6,016	3,946	—		9,962
Cost of revenue
Service	4,242	2,776	—		7,018
Product	1,309	—	—		1,309
Total cost of revenue	5,551	2,776	—		8,327
Gross margin	465	1,170	—		1,635

Operating expenses:
Research and development	4,681	—	—		4,681
Sales, general and administrative	6,112	499	(658)	3 (aa) 3 (bb) 3 (cc)	5,953
Total operating expenses	10,793	499	(658)		10,634

Income (loss) from operations	(10,328)	671	658		(8,999)

Other income (expense):
Interest expense, net	(15)	(16)	16	3 (dd)	(15)
Other income, net	23	50	—		73
Total other income	8	34	16		58

Net income (loss) before income tax expense	(10,320)	705	674		(8,941)
Income tax expense	—	156	(156)	3 (ee)	—
Net income (loss)	$(10,320)	$549	$830		$(8,941)
Basic and diluted net loss per common share	$(0.74)				$(0.60)
Weighted average shares used to compute basic and diluted net loss per share	13,857,319		1,092,132	3 (ff)	14,949,451

See accompanying notes to the unaudited pro forma condensed combined financial information.

KNIGHTSCOPE, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2025

(in thousands, except per share amounts)

	Knightscope, Inc.	Event Risk, Inc.	Pro Forma
	Historical	Historical	Transaction		Pro Forma
	December 31,	December 31,	Accounting		Combined
	2025	2025	Adjustments	Note	Company
Revenue, net
Service	$7,968	$15,366	$—		$23,334
Product	3,367	—	—		3,367
Total revenue, net	11,335	15,366	—		26,701
Cost of revenue
Service	12,324	12,246	—		24,570
Product	3,786	—	—		3,786
Total cost of revenue	16,110	12,246	—		28,356
Gross margin (loss)	(4,775)	3,120	—		(1,655)

Operating expenses:
Research and development	12,486	—	—		12,486
Sales, general and administrative	16,619	3,312	2,423	3 (aa) 3 (bb) 3 (cc)	22,354
Restructuring charges	11	—	—		11
Total operating expenses	29,116	3,312	2,423		34,851

Loss from operations	(33,891)	(192)	(2,423)		(36,506)

Other income (expense):
Interest expense, net	(39)	(73)	73	3 (dd)	(39)
Other income, net	115	1	—		116
Total other income (expense)	76	(72)	73		77

Net loss before income tax expense	(33,815)	(264)	(2,350)		(36,429)
Income tax expense	—	23	(23)	3 (ee)	—
Net loss	$(33,815)	$(287)	$(2,327)		$(36,429)
Basic and diluted net loss per common share	$(4.00)				$(3.58)
Weighted average shares used to compute basic and diluted net loss per share	8,458,337		1,724,418	3 (ff)	10,182,755

See accompanying notes to the unaudited pro forma condensed combined financial information.

KNIGHTSCOPE, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X, as amended January 1, 2021. The historical financial information has been adjusted to give effect to the events that are (i) directly attributable to the Transaction, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the operating results of the combined company. The historical financial information of Event Risk is presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The acquisition accounting adjustments relating to the Transaction are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to this preliminary purchase price allocation. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any anticipated benefits from cost savings or synergies that may result from the Transaction or to any future integration costs. The unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the combined company following the Transaction.

2.	Preliminary Purchase Price Allocation

Pursuant to the Purchase Agreement, on the Transaction closing date, all of Event Risk’s outstanding membership units will automatically convert into the right to receive its pro rata portion of the aggregate consideration. The total aggregate consideration for the Transaction is approximately $18.0 million and includes share issuances of 1,724,418 Knightscope, Inc. Class A common shares as detailed below. Additionally, the Purchase Agreement requires potential contingent consideration consisting of: (i) up to $2.0 million in Earn-Out Payments tied to 2026 performance, (ii) Cash Revenue Share Payments for calendar years 2027–2031 capped at $10.0 million, and (iii) potential Equity Revenue Share Issuances capped at the lesser of 2.5% of fully diluted shares or $3.0 million.

(a)	The preliminary Purchase consideration is calculated as follows:

Totals
(in thousands)
Cash at close	$5,000
Payoff of debt	1,141
Fair value of common stock to be delivered	7,277
Deferred consideration	2,463
Contingent consideration	2,729
Less: Fair value of non-compete asset	(570)
Total consideration	$18,040

(b)	Preliminary Purchase Allocation

The accounting for the Transaction, including the preliminary total aggregate consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Event Risk, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The Company has, and is expected to use, widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Transaction. Actual results may differ materially from the assumptions within this unaudited pro forma condensed combined financial information.

The unaudited pro forma adjustments are based upon available information and certain assumptions the Company believes are reasonable under the circumstances.

In connection with the Transaction, the Company recorded contingent consideration liabilities. These liabilities are measured to fair value at each reporting period, with the corresponding change in fair value recognized in earnings.

The following table summarizes the preliminary purchase price allocation as of the date of the Transaction:

Estimated Fair Value
(in thousands)
Assets acquired:
Cash and cash equivalents	$644
Accounts receivable, net of allowance for credit losses	1,787
Prepaid expenses and other current assets	118
Property, equipment and software, net	30
Goodwill	7,676
Customer relationships	15,500
Total assets acquired	25,755
Accounts payable	942
Accrued expenses and other current liabilities	6,118
Deferred revenue	655
Total liabilities assumed	7,715
Estimated Purchase consideration	$18,040

3.	Pro Forma Statements of Operations Adjustments

Pro forma Transaction Accounting Adjustments for the three months ended March 31, 2026 and for the year ended December 31, 2025

Certain pro forma adjustments have been reflected in the unaudited pro forma condensed combined statements of operations to give effect to the Transaction.

(aa)

Reflects the adjustment for identifiable intangible assets recognized at their preliminary estimated fair values in connection with the Transaction, as determined in the Company's condensed consolidated financial statements for the period ended March 31, 2026. Fair value of the acquired intangible assets was determined using an income approach, specifically the multi-period excess earnings method or relief-from- royalty method, depending on the nature of the respective assets. The identifiable intangible assets include customer relationships and non-compete asset, which are being amortized on a straight-line basis over their estimated useful lives ranging from 5 to 6.7 years. The pro forma adjustment reflects the incremental amortization expense that would have been recognized within sales, general, and administrative expenses had these assets been recorded at fair value as of the beginning of the periods presented.

			Three months ended	Year ended
	Estimated		March 31, 2026	December 31, 2025
	Fair Value	Useful life	amortization expense	amortization expense
	(in thousands)	(years)	(in thousands)	(in thousands)
Customer relationships	$15,500	6.7	$361	$2,313
Non-compete asset	570	5	18	114
	$16,070		$379	$2,427

(bb)

Reflects the adjustments to remove non-recurring transaction costs directly related to the Transaction. These costs, recorded within sales, general, and administrative expenses in the historical financial statements, consist of:

$133 thousand incurred by the Company acquirer for the year ended December 31, 2025.

$984 thousand incurred by the Company for the three months ended March 31, 2026.

$76 thousand incurred by Event Risk for the three months ended March 31, 2026.

(cc)

Reflects an adjustment for incremental compensation expense related to a new employment agreement with the Seller, entered into as part of the Transaction. This adjustment includes $23 thousand for the three months ended March 31, 2026, and $129 thousand for the year ended December 31, 2025, which are recognized within sales, general, and administrative expenses.

(dd)

Reflects an adjustment for removal of interest expense relating to debt paid off at closing by the Company on the Seller’s behalf and included as consideration transferred. This adjustment includes $16 thousand for the three months ended March 31, 2026, and $73 thousand for the year ended December 31, 2025, which are recognized within interest expense, net.

(ee)

Reflects an adjustment for the removal of income tax expense recognized by Event Risk as this expense will not recur in the combined tax structure of the Company. This adjustment includes $156 thousand for the three months ended March 31, 2026, and $23 thousand for the year ended December 31, 2025, which are recognized within income tax expense.

(ff)

Reflects the impact of the issuance of additional shares of Knightscope common stock as consideration transferred in the Transaction on the computation of basic and diluted net income (loss) per common share. The pro forma basic and diluted weighted-average shares outstanding have been adjusted by the 1,724,418 shares issued, as if it had been outstanding since January 1, 2025.